UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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Silver Star Properties REIT, Inc.
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SILVER STAR PROPERTIES REIT, INC.
2909 Hillcroft, Suite 420
Houston, Texas 77057

January 12, 2024

Shareholders and Advisors of Silver Star Properties REIT, Inc.,

We are pleased to release another in our series of video addresses to shareholders. In this address, Gerald Haddock, our Executive Chairman and Chief Executive Officer, provides important information regarding the ongoing proxy. You can view the video by following the link below. Also, see below for information on how you can submit your consent today.

Link: https://www.youtube.com/watch?v=OBNq-TvXay8

PLEASE SUBMIT YOUR CONSENT TODAY

Your consent is important. We ask that you provide your consent as soon as possible. You may consent in any one of the following ways:

•Use the toll-free telephone number 1-855-208-8903 from the U.S. or Canada.
•Sign, date, and return the consent card enclosed with the proxy statement using the included postage-paid envelope.
•Use the Internet website at www.okapivote.com/silverstarconsent. Please refer to the control number enclosed with the proxy statement to submit your consent online.

Thank you for your continued trust and confidence.

Sincerely,

David Wheeler
President and Interim Chief Executive Officer
Silver Star Properties REIT, Inc.
Email: investorrelations@silverstarreit.com
Phone: 877.734.8876

Video Script

Good morning. As the chairman of Silver Star, I want to clear the space for you with facts, not personal attacks. I know you've been overwhelmed by this proxy fight, but now you deserve facts, and to be spared the misinformation of all those personal attacks.

Fact one. Silver Star is not the personal business or piggy bank of Al Hartman and his family. It stopped being his family business once it took money from you and others and became a public company. And at that time, it had to comply with not only SEC rules, but an independent board of directors.

Fact two. Richard Rainwater, John Goff, and I started Crescent in 1990 and grew it to an over $5 billion market cap REIT at the time. I left the company in 1999. That's an estimate today. During that tenure, I was named CEO of the Year by Realty Stock Review, three years running, and by Commercial Property News.

Fact three. Even now, bless his heart, Al Hartman cannot refute my successes in the business world. He handpicked me to serve on the board and stated, "Gerald, I need you to grow this company like you did Crescent." In fact, he handpicked all of the independent directors and the entire management team. Every single one of the management team members were picked for their special expertise. It was only when we did our job as independent directors that he changed his tune, a totally different tune. He then became vicious, became vindictive, he wanted to do something else.

Fact four. The independent directors did everything in their power to direct Al as to how to run the company in the way that would return capital to the stockholders. I like to call you guys customers, because we're working for you every day, but we couldn't get him to do that. Our goal, as it was then, and as it is today, is to ensure that we get your money back, you get a return, and you get a dividend. Al was understandably strong-willed, we all know that, but that was a major detriment to each of you. As you know, you have listened to his, let's say, unfulfilled intentions on many occasions. You listened to them, as we did. Finally, we were forced to do something about it, and we did.

Fact five. It was a very difficult decision for us to remove Al from the CEO position. We took every aspect of it seriously. But he was so deeply involved on a personal level that we could not avoid exercising those rights for you, our stockholders. He could only see his power slipping through his fingers. We all were very sensitive to that, and tried every way in the world to protect him, but at the end of the day, we could not save Al from himself. He even created Hartman XXI. We thought that was going to be a vehicle for him to continue building, and build another REIT commercial office. That's what he really wanted to do, that was to continue the old play, buying suburban Class B, C+ commercial office. Well, where is that company today? It's Hartman XXI. Last time we checked, and according to the EDGAR filings, he hasn't even filed a 10-K for the year 2022, and no filing current for the year 2023, no Qs filed. Maybe he should pay attention to you, the stockholders of XXI, and spend less time being vindictive with respect to Silver Star.

Fact six. Pivoting to self storage. This pivot has been recommended by management, approved by the independent committee, independent directors at the time, and endorsed 100% by the entire management team today. The only way you will get your money back in a good return situation is through the self-storage pivot. Let me ask you, have you ever in your entire career seen a successful CEO stand up and say, "You know, I don't want to continue the business, I am tired, I want to liquidate the company"? But what he meant to say, and what he has said to us at every step of the way, he wanted to continue his old play and get from the company assets back in exchange for negotiations.

Well, that is not going to happen. Liquidation means selling everything. I want to buy at a discounted price, that's what he tried to do in every negotiation we went through involving the separation of Hartman XXI and Silver Star. It just didn't work, because he wanted a group of assets to start his old playbook, and probably wants the same thing now in order to put into XXI. Don't know. But the fact of the matter is, for us, look at Big Mac that is at McDonald's. The Big Mac is no longer out front, even it had to be retooled. Commercial suburban offices are out of favor, and we're getting out of that business. If we liked it and we look at it continuously, we could stop and say, "We're going to keep two or three assets." That is always a possibility. But overall, the playbook doesn't work, and a liquidation forced at this time does not do anything but invite a cheap discounted fire sale of these assets, without any possibility of achieving some tax savings in the process.

The old saying, "Fool me once, shame on you, fool me twice, shame on me." You don't want to make that same tired decision to stick with Al and his way, it simply won't work. There is no way for this man who has been an unsuccessful leader to lead this company, or, quite frankly, anything in the business world or outside of the business world. Same thing that is happening here happened to him with Whitestone, a predecessor REIT, where the board and management expelled him, if you will, from the company. Of course, he was vicious. He fought, he lost, he settled. Everybody went their merry way. But what did he get? He got the assets. He got a group of assets that he wanted, and redeployed those assets in the same old playbook. That would be a detriment to you, because he wanted to be able to buy those assets and these assets that he's tried here at a deep, deep discount.

Pivoting to self-storage is the only way you'll get your money back and a good return. We can't endorse that old playbook. You have a chance to salvage your investment and make a great return. Join the other stockholders that have overwhelmingly approved to-date, they are voting to grow Silver Star with this management team and this board in a fashion fulfilling the board's pivot plan. It's the best plan, and that, ladies and gentlemen, is a fact, period.

Finally, I will be recommending to the board, the executive committee, a new action to be undertaken by Silver Star, to solidify and protect the business plan and strategy recommended by management, approved by independent directors, and made necessary by the expansion of the Hartman Group to a very significant, effectively controlling majority of the stockholders, so controlling that it takes away your vote. This plan will be for the sole purpose of ensuring that your vote has a bearing on the outcome of where this company is heading.

This is a vote, make no mistake about it. Together, this controlling block can be diluted, and you will be ensured of your right to follow the board, follow the executive committee, follow this entire management team, toward a very significant pivot to self storage. We hope to announce this plan the early part of next week, after my recommendation to the committee and the board may be adopted. As I said, that should be occurring toward the end of this week.

That's all I have to say at this time about these matters, and as you know, we are always available to discuss matters with you, every one of us to discuss, with respect to any of you, just give us a call, email, text. We'll shortly be coming out with a follow-on message, that'll be more like a slide deck, to answer with more specificity the allegations made by Allen Hartman, but until now, then have a great day, thank you for your continued support, and please vote. And I might say that in that messaging, we'll be asking you to jump on some YouTubes to look at some new items that will be posted there as well. So stay tuned to the messaging, and hopefully you all appreciate our staying in touch with you. Bye for now. Thank you.

Forward-Looking Statements
This video contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as “anticipate,” “estimate,” “expect,” “intend,” “may,” “should” and similar expressions, and variations or negatives of these words. They are not guarantees of future results and forward-looking statements are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement, including those described in greater detail in our filings with the SEC, particularly those described in our most recent Annual

Report on Form 10-K, which was filed with the SEC on May 26, 2023 (“Annual Report”) and Quarterly Reports on Form 10-Q. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s other filings with the SEC for a more complete discussion of risks and other factors that could affect any forward-looking statement. The statements made herein speak only as of the date of this Current Report on Form 8-K and except as required by law, the Company does not undertake any obligation to publicly update or revise any forward-looking statements.
Additional Information and Where to Find It
The Company has filed with the SEC a definitive proxy statement on Schedule 14A on November 29, 2023, containing relevant documents with respect to its solicitation of proxies for the Company’s stockholder consent in lieu of annual meeting for the 2023 fiscal year (the “2023 Consent Solicitation”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY THE COMPANY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by the Company free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company are also available free of charge by accessing the Company website at www.silverstarreit.com.
Participants
The Company, its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to a solicitation by the Company in connection with matters to be considered in connection with the 2023 Consent Solicitation. Information about the Company’s executive officers and directors, including information regarding the direct and indirect interests, by security holdings or otherwise, is available in the Company’s preliminary proxy statement for the 2023 Consent Solicitation. To the extent holdings of The Company securities reported in the definitive proxy statement for the 2023 Consent Solicitation have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.